UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

411 Borel Avenue, Suite 320
San Mateo, California		94402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 572-6600

Not applicable.

 (Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2008, Capmark Financial Group Inc. (the “Company”) entered into a Confidential Release and Waiver of Claims by and among Brian R. DiDonato (individually and on behalf of his trust), Capmark Investments LP and the Company (the “Release”).  As previously reported, on March 17, 2008, Mr. DiDonato notified the Company of his intention to resign from all positions he held with the Company and its affiliates effective as of March 31, 2008.  The Release will be effective and enforceable as of May 22, 2008.  The Release provides for (i) Mr. DiDonato’s release and waiver of any claims against the Company and its affiliates; (ii) payment to Mr. DiDonato of $3,822,000 for the repurchase of Company common stock owned by him and his trust at book value; (iii) the forfeiture and repurchase of certain of Mr. DiDonato’s interests in various incentive vehicles; and (iv) agreements regarding non-disparagement of the Company and its affiliates, non-solicitation of employees of the Company or its affiliates and non-disclosure of confidential information relating to the Company or its affiliates.  The foregoing summary of the Release is qualified in its entirety by reference to the text of the Release, a copy of which is attached as an exhibit hereto and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Confidential Release and Waiver of Claims by and among Brian R. DiDonato, Capmark Investments LP and Capmark Financial Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ Paul W. Kopsky
Date: May 22, 2008	Name:	Paul W. Kopsky
	Title:	Executive Vice President and
Enterprise Controller

Exhibit Index

Exhibit No.	Description

10.1	Confidential Release and Waiver of Claims by and among Brian R. DiDonato, Capmark Investments LP and Capmark Financial Group Inc.